EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

dated as of September 18, 2012

between

SUFFOLK BANCORP

and

THE INVESTOR PARTY HERETO

TABLE OF CONTENTS

ARTICLE I Purchase; Closing
1.1	Purchase	Page 1
1.2	Closing	1
ARTICLE II Representations and Warranties
2.1	Disclosure	3
2.2	Representations and Warranties of the Company	4
2.3	Representations and Warranties of the Investor	11
ARTICLE III Covenants
3.1	Efforts	13
3.2	Confidentiality	13

ARTICLE IV Additional Agreements
4.1	Registration Rights	13
4.2	Legend	23
4.3	NASDAQ Listing	24
4.4	Certain Transactions	24
4.5	Witholding	24
4.6	Notice of Control	24
ARTICLE V Termination
5.1	Termination	25
5.2	Effects of Termination	25

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ARTICLE VI Miscellaneous
6.1	Survival	Page 25
6.2	Amendment	25
6.3	Waiver	25
6.4	Counterparts	25
6.5	Governing Law; Jurisdiction	26
6.6	WAIVER OF JURY TRIAL	26
6.7	Notices	26
6.8	Entire Agreement; Assignment	27
6.9	Other Definitions	27
6.10	Captions	28
6.11	Severability	28
6.12	No Third-Party Beneficiaries	28
6.13	Specific Performance	28
6.14	Public Announcements	29
6.15	Other Investors	29

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INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.9(b)
Agreement	Preamble
Bank	1.2(b)(1)(B)
Beneficial Owner	6.9(h)
BHC Act	2.2(a)
BHC Act Control	2.2(t)
Board of Directors	2.2(d)(1)
business day	6.9(f)
Cash Proceeds	1.1
Closing	1.2(a)
Closing Date	1.2(a)
Common Stock	Recitals
Company	Preamble
Company 10-K	2.2(e)
Company Reports	2.2(f)
Company Stock Option	2.2(c)
Company Subsidiaries	2.2(b)
Company Subsidiary	2.2(b)
control	6.9(b)
Disclosure Schedule	2.1(a)
Escrow Agent	Recitals
Escrow Agreement	Recitals
FDIC	2.2(a)
GAAP	2.1(b)(2)(A)
Governmental Entities	2.2(d)(3)
Indemnitee	4.1(g)(1)
Information	3.2
Investor	Preamble
IRS	4.5
knowledge of the Company	6.9(i)
Liens	2.2(b)
Losses	4.1(g)(1)
Material Adverse Effect	2.1(b)
OFAC	2.2(w)
Other Investors	1.2(b)(1)(A)
Pending Underwritten Offering	4.1(l)
Permitted Liens	2.2(g)
person	6.9(g)
Piggyback Registration	4.1(a)(4)
Press Release	6.14
Previously Disclosed	2.1(c)

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Term	Location of Definition
Purchase	1.1
Purchase Agreements	Recitals
register	4.1(k)(1)
registered	4.1(k)(1)
Registrable Securities	4.1(k)(2)
registration	4.1(k)(1)
Registration Deadline	4.1(a)(1)
Registration Expenses	4.1(k)(3)
Rule 144	4.1(k)(4)
Rule 144A	4.1(k)(4)
Rule 158	4.1(k)(4)
Rule 159A	4.1(k)(4)
Rule 405	4.1(k)(4)
Rule 415	4.1(k)(4)
SARs	2.2(c)
Scheduled Black-out Period	4.1(k)(5)
SEC	2.1(c)(2)
Securities Act	2.3(c)
Selling Expenses	4.1(k)(6)
Shares	Recitals
Shelf Registration Statement	4.1(a)(2)
Special Registration	4.1(a)(4)
subsidiary	6.9(a)
U.S. Sanctions Laws	2.3(f)
Underwritten Offering	4.1(a)(2)

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SECURITIES PURCHASE AGREEMENT, dated as of September 18, 2012 (this “Agreement”), between SUFFOLK BANCORP, a New York corporation (the “Company”), and the investor listed on Schedule A (the “Investor”).

RECITALS:

A.  The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, the number of shares set forth on Schedule A (the “Shares”) of common stock, par value $2.50 per share, of the Company (the “Common Stock”), at a price of $13.50 per Share, subject to the terms and conditions set forth herein.

B.  Concurrently with the execution of this Agreement, the Company is entering into an Escrow Agreement (the “Escrow Agreement”) with American Stock Transfer & Trust Company, LLC (the “Escrow Agent”).

C.  Substantially concurrently with the execution of this Agreement, the Company is entering into purchase agreements with certain other investors pursuant to which the investors named therein will purchase shares of Common Stock subject to the terms and conditions set forth therein (such purchase agreements, together with this Agreement, the “Purchase Agreements”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closing

    1.1           Purchase. On the terms and subject to the conditions set forth herein, the Investor will purchase from the Company, and the Company will sell to the Investor, the Shares (the “Purchase”) for the aggregate purchase price set forth on Schedule A (the “Cash Proceeds”).

    1.2          Closing. (a)  The closing of the Purchase (the “Closing”) will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 at 10:00 a.m., New York time, on September 19, 2012 (the “Closing Date”), or at such later time as the last of the conditions specified in Section 1.2(b) is satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing but subject to their satisfaction as of the Closing).  Prior to the Closing, the Investor shall deliver to the Escrow Agent the Cash Proceeds, except as may otherwise be agreed by the Investor and the Company.  At the Closing, (1) the Company shall deliver to the Investor (A) physical certificates evidencing the Shares and (B) all other documents to be delivered to the Investor pursuant to Section 1.2(b)(2); and (2) except as may otherwise be agreed by the Investor and the Company, the Company shall instruct the Escrow Agent to deliver the Cash Proceeds by wire transfer of immediately available funds to an account or accounts designated by the Company.

(b)               Closing Conditions.

(1)               The obligation of the Company to consummate the Closing is subject to the following conditions:

(A)             the Company shall have entered into Purchase Agreements providing for the sale of shares of Common Stock by the Company to the investors party thereto (such investors, other than the Investor, the “Other Investors”) in exchange for aggregate proceeds of $12,500,000, and the closings under the other Purchase Agreements shall occur and become effective simultaneously with the Closing;
(B)              the transactions contemplated by each of the Loan Purchase Agreements entered into by The Suffolk County National Bank of Riverhead (the “Bank”) on the Closing Date shall have closed;
(C)              the representations and warranties of the Investor contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties expressly made as of the date hereof or as of another date, which shall be true and correct as of such date); and
(D)             the Investor shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing.

(2)               The obligation of the Investor to consummate the Closing is subject to the following conditions:

(A)             the Investor shall have received an opinion, dated the Closing Date, from Wachtell, Lipton, Rosen & Katz, and/or another nationally recognized law firm, as counsel to the Company, as to the validity of the Shares being sold in the Purchase, the compliance of the Purchase with federal securities laws and other matters as are customary in comparable securities purchases;
(B)              the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties expressly made as of the date hereof or as of another date, which shall be true and correct as of such date), and the Investor shall have received a certificate of an authorized officer of the Company, dated as of the Closing Date, certifying to that fact; and

(C)              the Company shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing, and the Investor shall have received a certificate of an authorized officer of the Company, dated as of the Closing Date, certifying to that fact.

(3)               The obligation of each of the Company and the Investor to consummate the Closing is further subject to the following conditions:

(A)             this Agreement shall not have been terminated in accordance with Section 5.1 herein;
(B)              no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Purchase or shall prohibit or restrict Investor or its Affiliates from owning or voting any of the Shares;
(C)              the purchase by the Investor of the Shares will not result in the Investor (individually or together with any other person with whom the Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 9.99% of the outstanding shares of Common Stock or the voting power of the Company on the Closing Date (after giving effect to the Closing and the closings of the transactions contemplated by the other Purchase Agreements); and
(D)             the purchase of Shares by the Investor shall not (i) require the Investor or any of its affiliates to file a prior notice under the Change in Bank Control Act, or otherwise seek prior approval of any banking regulator; (ii) require the Investor or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Company Subsidiary; or (iii) cause the Investor, together with any other person whose securities of the Company would be aggregated with the Investor’s securities of the Company for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Investor and such other persons) would represent more than 9.9% of any class of voting securities of the Company outstanding on the Closing Date (after giving effect to the Closing and the closings of the transactions contemplated by the other Purchase Agreements).

ARTICLE II

Representations and Warranties

    2.1        Disclosure. (a)  On or prior to the date hereof, the Company delivered to the Investor a schedule (a “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the Company’s representations or warranties contained in Section 2.2 or to one or more of its covenants contained in this Agreement; provided that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not be deemed an ad mission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

(b)               “Material Adverse Effect” means, with respect to the Investor, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is material and adverse to the financial position, results of operations, business or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, or (2) would materially impair the ability of either the Investor or the Company, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided, however, that Material Adverse Effect, under clause (1), shall not be deemed to include the impact of (A) changes in U.S. generally accepted accounting principles (“GAAP”), (B) changes in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor, (D) general changes in the economy or the industries in which the Company and its subsidiaries operate, (E) hurricanes, tornadoes, earthquakes, floods or other natural disasters or acts of terrorism or war (whether or not declared), (F) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (G) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (but not the underlying causes of such failure), (H) compliance by a party with the terms and conditions of this Agreement, and (I) the public disclosure of this Agreement or the transactions contemplated hereby.

(c)                “Previously Disclosed” with regard to (1) any party means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided  that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision and (2) the Company, includes information publicly disclosed by the Company in the Company Reports filed by it with or furnished to the Securities and Exchange Commission (the “SEC”) and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly nonspecific and are predictive or forward-looking in nature).

(d)               Each party acknowledges that it is not relying upon any representation or warranty not set forth in this Agreement.  The Investor acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and the Company Subsidiaries, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as the Investor considers sufficient for the purpose of making the Purchase.  The Investor further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the Purchase.

2.2        Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor as of the date of this Agreement that:

(a)                Organization and Authority; Bank Regulations.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  The Company has Previously Disclosed to the Investor true and correct copies of its Certificate of Incorporation and by-laws as amended through the date of this Agreement.  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).  The Bank is duly organized and validly existing as a national banking association and its deposit accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.

(b)               Company’s Subsidiaries.  The Company has Previously Disclosed a complete and correct list of all of its subsidiaries as of the date hereof, all shares of the outstanding capital stock of each of which are owned directly or indirectly by the Company.  The material subsidiaries of the Company are referred to herein individually as a “Company Subsidiary” and collectively as the “Company Subsidiaries.”  No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock.  All of such shares so owned by the Company are duly authorized and validly issued, fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement (“Liens”) with respect thereto.  Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Company.  Except in respect of the Company Subsidiaries, the Company does not Beneficially Own, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

(c)                Capitalization.  The authorized capital stock of the Company consists of 15 million shares of Common Stock, of which 9,726,814 shares were outstanding as of June 30,

2012.  As of June 30, 2012, there were outstanding options (each, a “Company Stock Option”) to purchase an aggregate of not more than 185,500 shares of Common Stock and 10,000 stock appreciation rights (the “SARs”).  All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.  Once issued to the Investor against receipt of the consideration contemplated by this Agreement, the Shares will have been duly authorized and validly issued and will be fully paid and nonassessable.  Except (1)  for the rights granted pursuant to the other Purchase Agreements and (2) the Company Stock Options and the SARs, as of the date hereof there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating the Company or any Company Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or any Company Subsidiary. There are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of Common Stock may vote.

(d)                 Authorization; No Default.

(1)               The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Company (the “Board of Directors”).  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor, is a valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law).  No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2)               Subject to compliance with the statutes, regulations and filings referred to in Section 2.2(d)(3), neither the execution, delivery and performance by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any of the material terms, conditions or provisions of (i) its certificate of incorporation or by-laws (or similar governing documents) or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject; or (B) violate any statute, rule or regulation or, to the knowledge of the Company, any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets; except, in the case of clauses (A)(ii) and (B), as would not reasonably be expected to have a Material Adverse Effect on the Company.

(3)               Other than filings under the federal securities laws or the securities or blue sky laws of the various states, the approval of the Shares for listing on the NASDAQ Stock Market and as otherwise provided in this Agreement, no material notice to, filing with, exemption or review by, or authorization, consent or approval of, any governmental or regulatory authorities, agencies, courts, commissions or other entities (collectively, “Governmental Entities”) or any other person is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(e)                Company Financial Statements.  Except as Previously Disclosed, the consolidated statements of condition of the Company and the Company Subsidiaries as of December 31, 2011 and 2010 and related consolidated statements of income, changes in stockholders’ equity and cash flows for the three years ended December 31, 2011, together with the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Company 10-K”), and the unaudited consolidated statements of condition of the Company and the Company Subsidiaries as of June 30, 2012 and related consolidated statements of income, changes in stockholders’ equity and cash flows for the six months ended June 30, 2012 included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 have been prepared in accordance with GAAP applied on a consistent basis and present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates set forth therein and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of interim unaudited statements).

(f)                 Reports.  Except as Previously Disclosed, since December 31, 2010, the Company and each Company Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any Governmental Entity (collectively, the “Company Reports”).  Except as Previously Disclosed, as of their respective filing dates, the Company Reports (1) complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be, and (2) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)               Properties and Leases.  Except as Previously Disclosed, the Company or Company Subsidiaries have good title, free and clear of any material Liens other than Permitted Liens, to the owned real and personal property reflected in the Company’s consolidated balance sheet as of December 31, 2011 included in the Company 10-K, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business.  For purposes of this Agreement, “Permitted Liens” means (1) liens for taxes and other governmental charges and assessments that are not yet due and payable, (2) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (3) other Liens or imperfections on property that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection.  Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (A) all leases of real property and all other leases material to the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and (B) there is not, under any such lease, any existing material default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default.

(h)               Taxes.  Each of the Company and the Company Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all material taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent.  Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the knowledge of the Company has any such action or proceeding been threatened by any Governmental Entity, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies that would reasonably be likely to have a Material Adverse Effect on the Company and, to the knowledge of the Company, no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for (other than those issues that are not reasonably likely to have a Material Adverse Effect on the Company).  Each of the Company and the Company Subsidiaries has withheld all material taxes that it is required to withhold from amounts owing to employees, creditors or other third parties.

(i)                 No Material Adverse Effect.  Since December 31, 2011, no change has occurred and no circumstances exist that have had or are reasonably likely to have a Material Adverse Effect on the Company.

(j)                 Insurance.  The Company and each Company Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

(k)               Permits; Compliance with Laws.  Except as Previously Disclosed, the Company and each Company Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and the Company Subsidiaries, taken as a whole, and all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the knowledge of the Company, (1) no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, and (2) there are no facts or circumstances that would give rise to the revocation or material adverse modification of any such permits, licenses, authorizations, orders and approvals.  Except as Previously Disclosed or as is not reasonably expected to have a Material Adverse Effect on the Company, (A) the conduct by the Company and each Company Subsidiary of their business and the condition and use of their properties does not violate or infringe any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation or have the effect of revoking or limiting FDIC deposit insurance, and (B) neither the Company nor any Company Subsidiary is in default under any order, license, regulation, demand, writ, injunction or decree of any Governmental Entity.

(l)                 Litigation.  Except as Previously Disclosed, there are no litigation, regulatory, governmental or similar proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any Company Subsidiary is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect on the Company.

(m)             Brokers and Finders.  Except for Keefe, Bruyette & Woods, Inc., neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

(n)               Issuance of the Shares.  The issuance of the Shares has been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws, and shall not be subject to preemptive rights.

(o)               Employment Matters.  Except as Previously Disclosed, no labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company or any Company Subsidiary which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s or Company’s Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or Company Subsidiary, and neither the Company nor any of the Company Subsidiaries is a party to a collective bargaining agreement.  To the Company’s knowledge, no executive officer is, or is now expected to be, in material violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any Company Subsidiary to any material liability with respect to any of the foregoing matters.

(p)               No Investment Company.  The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(q)               S-3 Eligibility.  The Company is eligible to register the resale of the Shares by the Investor using Form S-3 promulgated under the Securities Act.

(r)                 Bank Regulatory Capitalization.  As of the date hereof, the Bank is “well capitalized” (as that term is defined in the relevant regulation of the Bank’s primary federal regulator).

(s)                Agreements with Regulatory Agencies; Fiduciary Obligations.  Except as Previously Disclosed, neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, any Governmental Entity that restricts in any material respect the conduct of its business.  To the Company’s knowledge, each of the Company and each Company Subsidiary has administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, and applicable law.  To the Company’s knowledge, none of the Company, any Company Subsidiary or any director, officer or employee of the Company or any Company Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account.

(t)                 Common Control.  The Company is not and, after giving effect to the offering and sale of the Shares, will not be under the control (as defined in the BHC Act and the Federal Reserve’s Regulation Y (12 CFR Part 225)) (“BHC Act Control”) of any company.  The Company is not in BHC Act Control of any federally insured depository institution other than the Bank.  The Bank is not under the BHC Act Control of any company other than the Company.  Neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution (other than, in the case of the Company, the Bank).

(u)               Material Non-Public Information.  Neither the Company nor any of its officers or directors nor any other person acting on its or their behalf has provided, and it has not authorized Keefe, Bruyette & Woods, Inc. to provide, the Investor or its agents or counsel with any information that the Company believes constitutes or could reasonably be expected to constitute material, non-public information, except for such information that will be disclosed by the Company in the Press Release.  The Company acknowledges that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

(v)               Private Placement.  No registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor pursuant to and subject to the terms and conditions of this Agreement.  The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the NASDAQ Stock Market as of the date hereof.

(w)             OFAC.  Neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company or any Company Subsidiary is currently subject to any any sanction, regulation, or law promulgated by the Office of Foreign Assets Control (“OFAC”), the Financial Crimes Enforcement Network or any other similar Governmental

Entity (collectively, “U.S. Sanctions Laws”); and the Company will not knowingly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(x)               Other Purchase Agreements.  No Purchase Agreement executed by an insitutional investor on the date hereof contains rights, or otherwise benefits the investor party thereto in a manner, more favorable in any material respect to such investor than the rights and benefits established in favor of the Investor by this Agreement.

    2.3        Representations and Warranties of the Investor. Except as Previously Disclosed, the Investor hereby represents and warrants to the Company as of the date of this Agreement that:

(a)                Organization and Authority.  The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Investor and has the requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b)               Authorization; No Default.

(1)               The Investor has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder.  This Agreement has been duly and validly authorized, executed and delivered by the Investor and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law).  No other corporate proceedings are necessary for the execution and delivery by the Investor of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2)               Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of the Investor under any of the material terms, conditions or provisions of (i) its certificate of incorporation or by-laws (or similar governing documents) or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject; or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, materially violate any statute, rule or regulation or, to the knowledge of the Investor, any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets; except, in the case of clauses (A)(ii) and (B), as would not reasonably be expected to have a Material Adverse Effect on the Investor.

(3)               No notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity or any other person is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.

(c)                Purchase for Investment.  The Investor acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) or under any state securities laws, and is aware that the sale of the Shares to it is being made in reliance on a private placement exemption from registration under the Securities Act.  The Investor (i) is acquiring the Shares for its own account pursuant to an exemption from registration under the Securities Act for investment only and with no present intention of distributing any of the Shares to any person or any arrangement or understanding with any other persons regarding the distribution of such Shares (the foregoing representation and warranty not limiting the Investor’s right to sell such Shares pursuant to an effective registration statement or otherwise in compliance with the Securities Act and any other applicable securities laws), (ii) will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares, (iv) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment and (v) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).  The Investor understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Shares is no longer accurate, it shall promptly notify the Company.  If the Investor is acquiring Shares as a fiduciary or agent for one or more accounts, the Investor represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

(d)               Ownership.  As of the date of this Agreement, the Investor is the owner of record or the Beneficial Owner of only the number of shares of Common Stock, securities convertible into or exchangeable for Common Stock or any other equity or equity-linked security of the Company, if any, set forth on Schedule A.  The Investor is acting independently with respect to the Purchase, this Agreement and the transactions contemplated thereby, and the Investor is not acting as part of a group or in concert with any other person or entity, including the Other Investors.  The decision of the Investor to purchase the Shares has been made independently of any Other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Company Subsidiary which may have been made or given by any Other Investor or by any agent or employee of any Other Investor.  The Investor is not party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Common Stock or other securities of the Company or any option, warrant or other right to acquire any of the foregoing.

(e)                Financial Capability.  The Investor has available funds to make the Purchase on the terms and conditions contemplated by this Agreement.

(f)                 OFAC; Anti-Money Laundering.  (i) Neither the Investor nor, to the Investor’s knowledge, any director, officer, agent, partner, member, employee, Affiliate or person acting on behalf of the Investor is currently subject to any U.S. Sanctions Laws; (ii) the Investor is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iii) the Investor’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (iv) the Investor will promptly provide to the Company or any Governmental Entity such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (v) the Company may provide to any Governmental Entity information or documentation regarding, or provided by, the Investor for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(g)               Brokers and Finders.  Neither the Investor nor its Affiliates or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III

Covenants

                            3.1       Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use reasonable best efforts to cooperate with the other party to that end.

                            3.2       Confidentiality.  Prior to the issuance by the Company of the Press Release, the Investor will hold, and will cause its subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity or relevant stock exchange, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company or any of its subsidiaries, in each case furnished to it by the Company or its representatives pursuant to this Agreement (except to the extent that such Information can be shown to have been (a) previously known by the Investor on a non-confidential basis, (b) in the public domain through no fault of the Investor or (c) later lawfully acquired from other sources by the Investor), and the Investor shall not release or disclose such Information to any other person, except to its auditors, attorneys, financial advisors and other consultants and advisors.

ARTICLE IV
Additional Agreements

4.1        Registration Rights.

(a)                Registration.

(1)               Shelf Registration.  Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as reasonably practicable after the Closing Date (and in any event no later than the date that is 60 days after the Closing Date (the “Registration Deadline”)), the Company shall have prepared and filed with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than the Registration Deadline and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires).

(2)               Underwritten Offerings.  Any registration pursuant to this Section 4.1(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.  If the Investor intends to distribute any Registrable Securities by means of an underwritten offering (an “Underwritten Offering”), it shall promptly so advise the Company in writing, and the Company shall include such information in a written notice to the Other Investors that have registration rights under the applicable Purchase Agreements within ten days of the Company’s receipt of such notice from the Investor.  If the Other Investors, to the extent they have registration rights under the applicable Purchase Agreements, request inclusion of their Registrable Securities in the Underwritten Offering, or the Company notifies the Investor of a request by the Company to include any securities in the Underwritten Offering, the Investor shall offer to include such securities of such Other Investors and the Company in the Underwritten Offering but may condition such offer on their acceptance of the further applicable provisions of this Section 4.1(a).  The managing underwriters in any Underwritten Offering pursuant to this Section 4.1(a)(2) shall be selected by the Company and shall be reasonably acceptable to holders of a majority of the Registrable Securities participating in the Underwritten Offering.  All holders proposing to distribute their securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the underwriters so selected for such Underwritten Offering.  Notwithstanding any other provision of this Section 4.1(a)(2), if the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such Underwritten Offering exceeds the number that can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall so advise the Investor and the Other Investors holding Registrable Securities that would otherwise be included in such Underwritten Offering, and the number of securities that may be included in such Underwritten Offering shall be allocated as follows:  (A) first, among the Investor and the Other Investors that have elected to participate in the Underwritten Offering, pro rata based on the Registrable Securities requested to be included in the Underwritten Offering by such holders, until such holders have included in the Underwritten Offering all Registrable Securities requested by such holders to be included, (B) second, to the Company, until the Company has included in the Underwritten Offering all securities requested by it to be included, and (C) third, among any other holders of securities of the Company requesting to be included in such Underwritten Offering, pro rata based on the number of securities requested to be included in such Underwritten Offering by each such holder.  The Investor may request a maximum of two Underwritten Offerings (excluding any offering that is not completed, provided  that the Investor has reimbursed the Company for all reasonable and documented out of pocket fees and expenses incurred by the Company in connection with any such offering which is not completed due to actions or elections of the Investor); provided  that the Company shall not be required to facilitate an Underwritten Offering unless the expected gross proceeds from such offering exceed $10,000,000; provided, further, that the Company shall not be required to facilitate an Underwritten Offering if there has been one or more Underwritten Offerings pursuant to this Agreement or any of the other Purchase Agreements during the six-month period prior to the date on which the Investor makes such request for an Underwritten Offering.

(3)               The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 4.1(a):  (A) with respect to securities that are not Registrable Securities; (B) during any Scheduled Black-out Period; or (C) if the Company has notified the Investor that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or underwritten offering for a period of not more than 60 days after receipt of the request of the Investor; provided  that such right to delay a registration or underwritten offering shall be exercised by the Company (i) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights, to the extent permitted by the terms of such registration rights, (ii) not more than two times in any 12-month period and (iii) not more than 90 days in the aggregate in any 12-month period.

(4)               Piggyback Registration.  Whenever the Company proposes to register any of its equity securities, other than a registration pursuant to Section 4.1(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and the Other Investors, to the extent they have registration rights under the applicable Purchase Agreements, of its intention to effect such a registration (but in no event less than

10 days prior to the anticipated filing date) and, subject to clause (6) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five business days after the date of the Company’s notice (a “Piggyback Registration”).  The Investor may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration.  The Company may terminate or withdraw any registration under this Section 4.1(a)(4) prior to the effectiveness of such registration, whether or not the Investor has elected to include Registrable Securities in such registration.  “Special Registration”  means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or a successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or the Company Subsidiaries or in connection with dividend reinvestment plans.

(5)               If the registration referred to in Section 4.1(a)(4) is proposed to be underwritten, the Company will so advise the Investor and such Other Investors as part of the written notice given pursuant to Section 4.1(a)(4).  In such event, the right of the Investor to registration pursuant to this Section 4.1(a) will be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting, and the Investor will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If the Investor disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(6)               If a Piggyback Registration under Section 4.1(a)(4) relates to an underwritten offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number that can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority:  (i) first, the securities that the Company proposes to sell, until the Company has included in the underwriting all securities requested by it to be included,  (ii) second, the Registrable Securities of the Investor and the Other Investors that have requested registration pursuant to Section 4.1(a)(4), pro rata based on the Registrable Securities requested to be included in such underwriting by such holders, until such holders have included in the underwriting all Registrable Securities requested by such holders to be included, and (iii) third, among any other holders of securities of the Company requested to be included in such underwriting, pro rata based on the number of securities requested to be included in such underwriting by each such holder.

(b)        Expenses of Registration.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c)                Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(1)               prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 4.1(c), and keep such registration statement effective or such prospectus supplement current until the securities described therein are no longer Registrable Securities;

(2)               prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(3)               furnish to the Investor and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits, including those incorporated by reference) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them;

(4)               use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investor or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by the Investor; provided  that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(5)               notify each holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(6)               give written notice to the Investor:

(A)             when any registration statement filed pursuant to Section 4.1(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B)              of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
(C)              of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
(D)             of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(E)              of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and
(F)               if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.1(c)(10) cease to be true and correct;

(7)               use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.1(c)(6)(C) at the earliest practicable time;

(8)               upon the occurrence of any event contemplated by Section 4.1(c)(5) or 4.1(c)(6)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Investor and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Investor in accordance with Section 4.1(c)(6)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Investor and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in Investor’s or underwriter’s possession.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 90 days;

(9)               use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Investor or any managing underwriter(s);

(10)           if an underwritten offering is requested pursuant to Section 4.1(a)(2), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (A) make such representations and warranties to the selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (E) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to enter into any underwriting agreement or permit any underwritten offering absent an agreement by the applicable underwriter(s) to indemnify the Company in form, scope and substance as is customary in underwritten offerings by the Company;

(11)           make available for inspection by a representative of the Investor, the managing underwriter(s), if any, and any attorneys or accountants retained by the investor or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement;

(12)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Stock Market, as determined by the Company;

(13)           if requested by holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request;

(14)           timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(15)           reasonably cooperate with the Investor and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(16)           not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Securities; and

(17)           cooperate with the Investor and each underwriter, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the registration statement in a form eligible for deposit with The Depository Trust Company.

(d)               Suspension of Sales.  During any Scheduled Black-out Period or upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Investor shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until the Investor has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Investor is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Investor shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Investor’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 60 days.

(e)                Termination of Registration Rights.  The Investor’s registration rights as to any securities held by the Investor shall not be available upon the earlier of (A) the first time the Investor ceases to hold any Registrable Securities and (B) the time when the Investor is permitted to sell its Registrable Securities pursuant to Rule 144 without volume limitations.

(f)                 Furnishing Information.

(1)               The Investor shall not use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2)               It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.1(c) that the Investor and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by the Investor and the intended method of disposition of such securities as shall be required to effect the registered offering of such Registrable Securities.

(g)               Indemnification.

(1)               The Company agrees to indemnify the Investor and, if the Investor is a person other than an individual, the Investor’s officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls the Investor within the meaning of the Securities Act (each, an “Indemnitee”), against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by the Investor (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided  that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Losses arise out of or are based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by the Investor (or any amendment or supplement thereto) in reliance upon and in conformity with information regarding the Investor or its plan of distribution or ownership interests that was furnished in writing to the Company by the Investor for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(2)               If the indemnification provided for in Section 4.1(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by ref-

erence to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 4.1(g)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.1(g).  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company is not guilty of such fraudulent misrepresentation.

(h)               Reserved.

(i)                 Holdback.  With respect to any underwritten offering of Registrable Securities by the Investor pursuant to this Section 4.1, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed 10 days prior and 60 days following the effective date of such offering.  The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

(j)                 Rule 144; Rule 144A Reporting.  With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, so long as the Investor owns any Registrable Securities, the Company agrees to use its reasonable best efforts to:

(1)               make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act;

(2)               file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of the Investor, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);

(3)               furnish to the Investor forthwith upon request:  a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell Registrable Securities without registration under the Securities Act; and

(4)               take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Securities Act.

(k)               Certain Definitions.  As used in this Section 4.1, the following terms shall have the following respective meanings:

(1)               “register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement, or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3;

(2)               “Registrable Securities” means (A) the Shares and the shares of Common Stock issued by the Company pursuant to the other Purchase Agreements and (B) any equity securities issued or issuable directly or indirectly with respect to such shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided  that, once issued, such securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they shall have ceased to be outstanding or (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.  No Registrable Securities may be registered under more than one registration statement at one time;

(3)               “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.1, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred by the Company in connection with any “road show”  and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration; provided  that Registration Expenses shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company;

(4)               “Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time;

(5)               “Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the first business day after the day on which the Company publicly releases its earnings for such fiscal quarter; and

(6)               “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for the Investor.

(l)                 Forfeiture.  At any time, the Investor may elect to forfeit its rights set forth in this Section 4.1 from that date forward; provided  that the Investor shall nonetheless be entitled to participate under Sections 4.1(a)(4)-(6) in any Pending Underwritten Offering to the same extent that the Investor would have been entitled to if the Investor had not withdrawn; provided, further, that no such forfeiture shall terminate the Investor’s rights or obligations under Section 4.1(g) with respect to any prior registration or Pending Underwritten Offering.  “Pending Underwritten Offering” means, with respect to the forfeiture of rights pursuant to this Section 4.1(l), any underwritten offering of Registrable Securities in which the Investor has advised the Company of its intent to register its Registrable Securities either pursuant to Section 4.1(a)(2) or 4.1(a)(4) prior to the date of the Investor’s forfeiture.

    4.2.       Legend. (a)  The Investor agrees that all certificates (or book-entry recordation) or other instruments representing the Shares subject to this Agreement will bear a legend (or restrictive code) substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b)               The Investor acknowledges that the Shares have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.  Upon the request of the Investor and the receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that the restriction referenced in the foregoing legend (or restrictive code) is no longer required in order to ensure compliance with the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause the legend to be removed from any certificate (or restrictive code from any book entry recordation).

    4.3.       NASDAQ Listing.  The Company shall use its reasonable best efforts to cause the Shares to be approved for listing on the NASDAQ Stock Market, subject to official notice of issuance, as promptly as practicable.

     4.4       Certain Transactions.  The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

    4.5        Witholding.  The Company shall be entitled to deduct and withhold from amounts payable to the Investor or any of its Affiliates in respect of the Shares such amounts as it is required to deduct and withhold under applicable law.  To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes as having been paid to the Investor or any such Affiliates in respect of which such deduction and withholding was made by the Company.  Prior to the Investor or any of its Affiliates receiving any Shares, the Investor shall, and cause such Affiliates to, deliver to the Company a duly executed Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable, and such other IRS forms as may be reasonably requested by the Company from time to time.  The Investor shall, and cause such Affiliates to, update all such IRS forms, as appropriate, from time to time.

    4.6        Notice of Control. The Company shall use commercially reasonable efforts to notify the Investor prior to taking any action that would, to the Company’s knowledge, cause (a) the Investor’s equity of the Company (together with equity owned by such Investor’s Affiliates (as such term is used under the BHC Act)) to exceed 33.3% of the Company’s total equity or (b) the Investor’s ownership of any class of voting securities of the Company (together with the ownership by such Investor’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to exceed 9.9% or otherwise cause the Investor to “control” the Company under and for purposes of the BHC Act, the Change in Bank Control Act or any rules or regulations promulgated thereunder (or any successor provisions).  Notwithstanding anything to the contrary in this Agreement, the Investor (together with its Affiliates (as such term is used under the BHC Act)) shall not have the ability to purchase more than 33.3% of the Company’s total equity or to own, control or have power to vote in excess of 9.9% of the total outstanding voting securities of the Company.

ARTICLE V

Termination

     5.1        Termination.  This Agreement may be terminated (a) by mutual agreement of the parties hereto or (b) by either party upon written notice to the other if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the fifteenth (15th) day following the date hereof, provided  that the right to terminate this Agreement under Section 5.1(b) shall not be available to a party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

                             5.2       Effects of Termination.  In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2, this Section 5.2 and Article VI and all applicable defined terms, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect and, if the Closing has not yet occurred, any funds held by the Escrow Agent on behalf of the Investor shall promptly be returned to the Investor; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement or breach of this Agreement prior to any termination hereof.

ARTICLE VI

Miscellaneous

    6.1        Survival.  None of the representations and warranties set forth in this Agreement shall survive the Closing.  Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.

     6.2       Amendment.  No amendment of this Agreement will be effective unless made in writing and signed by an officer of a duly authorized representative of each party.

     6.3        Waiver.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

     6.4       Counterparts.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and will be deemed as sufficient as if actual signature pages had been delivered.

     6.5       Governing Law; Jurisdiction.  This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with the substantive laws of the State of New York, without regard to its conflict-of-laws principles.  For the purposes of any suit, action or proceeding based upon, arising out of or relating to this Agreement or the negotiation, execution or performance hereof, the parties hereby expressly submit to the jurisdiction of all federal and state courts sitting within the confines of the federal Eastern District of New York (the “Venue Area”) and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service in accordance with Section 6.7.  The parties agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties.  Each party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding based upon, arising out of or relating to this Agreement or the negotiation, execution or performance hereof, brought in any federal or state court sitting within the confines of the Venue Area and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     6.6        WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF the Parties HERETO hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications contained in thiS SECTION 6.6.

     6.7       Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)                If to the Company:

Suffolk Bancorp
4 West Second Street, P.O. Box 9000
Riverhead, NY  11901
Facsimile:  (631) 727-2638
Attention:  General Counsel

with a copy to (which copy alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019-6150
Facsimile:  (212) 403-2000
Attn:   David E. Shapiro, Esq.

(b)               If to the Investor, to the address for notice set forth on Schedule A.

     6.8       Entire Agreement; Assignment.  (a)  This Agreement (including the Disclosure Schedules hereto) constitutes the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; (b) the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; and (c) this Agreement will not be assignable by a party, by operation of law or otherwise, without the prior written consent of the other party (any attempted assignment in contravention hereof being null and void).

     6.9.       Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.  When used herein:

(a)                the term “subsidiary” means those corporations and other persons of which such person owns or controls more than 50% of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

(b)               the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(c)                the word “or” is not exclusive;

(d)               the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(e)                the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(f)                 “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close;

(g)               “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(h)               “Beneficial Owner” (and the correlative term “Beneficially Owned”) has the meaning given to it in Rules 13d-3 and 13d-5 of the Exchange Act; and

(i)                 the term “knowledge of the Company” or any similar formulation of knowledge shall mean the actual knowledge of the officers of the Company listed on Section 6.9(i) of the Disclosure Schedule of the Company.

     6.10      Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

     6.11     Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

    6.12     No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any benefit right or remedies, except that the provisions of Section 4.1 shall inure to the benefit of the persons referred to in such Section.

    6.13       Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

     6.14.     Public Announcements.   The Company shall, by 9:30 a.m., New York City time, on the first (1st) Business Day following the Closing Date, issue one or more press releases or file one or more reports with the SEC (collectively, the “Press Release”) disclosing all material, nonpublic information that the Company may have provided the Investor at any time prior to the filing of the Press Release in connection with the transactions contemplated by this Agreement.  The Company and Investor agree that the Press Release shall be a press release of the Company, provided  that the Company shall not publicly disclose the name of the Investor or any Affiliate or investment adviser of the Investor in the Press Release without the prior written consent of the Investor, except to the extent such disclosure is required by applicable law or regulation, at the request of the staff of the SEC or any other Governmental Entity or under trading market regulations (in which case the Company shall, to the extent permitted by applicable law, regulation or such request, provide the Investor with prior notice of such disclosure).  Until the issuance of the Press Release, neither party shall issue any press release or make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby, except as required by law.

6.15     Other Investors.  The Company agrees and acknowledges that the Investor shall not be responsible for the performance of the obligations of the investors party to the other Purchase Agreements.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

SUFFOLK BANCORP

By:
Name:
Title:

____________________________________

By:
Name:
Title:

Schedule A

Investor:                                                                      ___________________________

Shares:                                                                         ___________________________

Cash Proceeds (aggregate purchase price):                 ___________________________

Shares of Common Stock Beneficially

Owned as of the date hereof (Section 2.3(d)):           ___________________________

Address for notice (Section 6.7):                                ___________________________

                                                                                    ___________________________

                                                                                    Facsimile: __________________

                                                                                    Attn: ______________________

Address for delivery of stock certificates:                 ___________________________

                                                                                    ___________________________

                                                                                    ___________________________

EIN:                                                                            ___________________________